UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2013

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 4.01	Change in Certifying Accountant

New Independent Registered Public Accounting Firm

On February 8, 2013, the Audit Committee of Bioanalytical Systems, Inc. (the “Company”) approved the appointment of McGladrey LLP (“McGladrey”) as the Company’s independent registered public accounting firm, whose engagement became effective on February 22, 2013.

During the Company’s two most recent fiscal years and the subsequent interim period through February 21, 2013, neither the Company nor anyone operating on its behalf has consulted with McGladrey regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement of the type described in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event” involving the Company, as described in Item 304(a)(1)(v) of Regulation S-K. Furthermore, McGladrey has not provided the Company a written report or oral advice that McGladrey concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: February 26, 2013	By: /s/ Jacqueline M. Lemke
Jacqueline M. Lemke
President and Chief Executive Officer,
Chief Financial Officer and Vice President—Finance